UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 27, 2021

GREEN PLAINS INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-32924	84-1652107
(Commission file number)	(IRS employer identification no.)

1811 Aksarben Drive, Omaha, Nebraska	68106
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GPRE	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 27, 2021, the board of directors (the “Board”) of Green Plains Inc. (the “Company”) approved and adopted the Fourth Amended and Restated Bylaws of the Company (the “Bylaws”) to update certain procedures and make various technical and conforming changes. The Bylaws were effective immediately and include, among other things, the following changes (the “Amendments”):

•lowering the ownership threshold for shareholders to call a special meeting from 50% to 20%;

•allowing long-term shareholders the ability to nominate directors in the Company’s proxy statement via a “proxy access” provision;

•updating the advance notice requirements for director nominations and shareholder proposals;

•incorporating a majority voting standard in uncontested elections of directors;

•clarifying the voting standard for items of business other than the election of directors is a majority standard;

•including a resignation policy for any director who fails to receive support from a majority of votes cast;

•specifying the powers of the chairman of a shareholder meeting over the conduct of such meetings; and

•generally updating the language for electronic communications, including expressly providing that a shareholder meeting may be held solely by remote communications.

The complete text of the Bylaws is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The description of the Amendments herein does not purport to be complete and is qualified in its entirety by Exhibit 3.1.

Item 7.01	Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the Company’s press release dated September 28, 2021. The press release is incorporated by this reference and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01	Other Events.

On September 27, 2021, the Board adopted new Corporate Governance Guidelines and a Board Qualifications and Diversity Policy. The Board also approved updates to the Audit Committee Charter, Nominating and Governance Committee Charter and Compensation Committee Charter.

Also on September 27, 2021, the Board appointed Jim Anderson to the newly created role of Lead Independent Director and eliminated the role of Vice Chairman of the Board. The newly adopted Corporate Governance Guidelines defines the role of the Company’s Lead Independent Director. A copy of the Corporate Governance Guidelines is filed as Exhibit 99.2 to this report.

Additionally, and upon the recommendation of the Nominating and Governance Committee, the Board has approved revisions to the Company’s pledging policy to eliminate any potential exceptions from the categorical prohibition on the ability of any director, officer or other employee of the Company to pledge the Company’s securities.

The complete text of each of the Corporate Governance Guidelines, Board Qualifications and Diversity Policy, Audit Committee Charter, Nominating and Governance Committee Charter and Compensation Committee Charter are attached hereto as Exhibits 99.2, 99.3, 99.4, 99.5 and 99.6, respectively, and are incorporated herein by reference. The descriptions of the aforementioned revisions and newly adopted guidelines and policy do not purport to be complete and are qualified in their entirety by Exhibits 99.2, 99.3, 99.4, 99.5 and 99.6.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit

3.1	Fourth Amended and Restated Bylaws of Green Plains Inc., dated September 27, 2021.

99.1	Press Release, dated September 28, 2021.

99.2	Corporate Governance Guidelines.

99.3	Board Qualifications and Diversity Policy.

99.4	Audit Committee Charter.

99.5	Nominating and Governance Committee Charter.

99.6	Compensation Committee Charter.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2021	Green Plains Inc. By: /s/ Michelle Mapes Michelle Mapes Chief Legal & Administration Officer and Corporate Secretary